Exhibit 25.3

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

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                                   FORM T-1
                                   --------

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)___

                                 BANK ONE, NA
              (Exact name of trustee as specified in its charter)

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    A National Banking Association                               31-4148768
                                                                 (I.R.S. employer
                                                                 identification number)

1111 Polaris Parkway
Columbus, Ohio                                                   43240
(Address of principal executive offices)                         (Zip Code)

                                 Bank One, N A
                         1 Bank One Plaza, 20th Floor
                              Mail Code IL1-0120
                         Chicago, Illinois 60670-0120
   Attn: Christopher C. Holly Vice President, Law Department (312) 732-1643
           (Name, address and telephone number of agent for service)

                          SSB AUTO LOAN TRUST 2002-1
              (Exact name of obligor as specified in its charter)

        Delaware                                                 Applied For
   (State or other jurisdiction of                               (I.R.S. employer
   incorporation or organization)                                identification number)

c/o Wilmington Trust Company
Attn: Corporate Trust Administration
Rodney Square North
1100 North Market Street
Wilmington, Delaware                                             19890-0001
(Address of principal executive offices)                         (Zip Code)

                         Class A-1 Asset Backed Notes
                         Class A-2 Asset Backed Notes
                         Class A-3 Asset Backed Notes
                         Class A-4 Asset Backed Notes
                          Class B Asset Backed Notes
                          Class C Asset Backed Notes
                          Class D Asset Backed Notes

                        (Title of Indenture Securities)


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Item 1. General Information.  Furnish the following
               information as to the trustee:
               (a)    Name and address of each examining or
               supervising authority to which it is subject.

               Comptroller of Currency, Washington, D.C.;
               Federal Deposit Insurance Corporation,
               Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.;
               Federal Reserve Bank of Cleveland, Cleveland, Ohio.

               (b)    Whether it is authorized to exercise
               corporate trust powers.

               The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor.  If the obligor
               is an affiliate of the trustee, describe each such affiliation.

               No such affiliation exists with the trustee.


Item 16.       List of exhibits.   List below all exhibits filed as a
               part of this Statement of Eligibility.

               1. A copy of the articles of association of the
                  trustee now in effect.*

               2. A copy of the certificates of authority of the
                  trustee to commence business.*

               3. A copy of the authorization of the trustee to
                  exercise corporate trust powers.*

               4. A copy of the existing by-laws of the trustee.*

               5. Not Applicable.

               6. The consent of the trustee required by
                  Section 321(b) of the Act.


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               7. A copy of the latest report of condition of the
                  trustee published pursuant to law or the requirements of its supervising or examining authority.

               8. Not Applicable.

               9. Not Applicable.


        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 8th day of November, 2002




                  Bank One, NA,
                  Trustee

                  By: /s/ Christopher Holly
                     -------------------------
                      Christopher Holly
                      Vice President


* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One, NA, filed in connection with Form S-3 relating to Wheeling-Pittsburgh Corporation 9 3/8% Senior Notes due 2003, Securities Exchange Commission File No. 33-50709.


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                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT


                                     November 8, 2002



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture and supplemental indenture between AmeriCredit Automobile Receivables Trust 2002-1 and Bank One, NA, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                    Very truly yours,

                    Bank One, NA



                    By:  /s/ Christopher Holly
                        ---------------------------
                        Christopher Holly
                        Vice President



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Bank One, NA FFIEC 041
Legal Title of Bank RC-1
Columbus
City 10
OH 43271
State Zip Code

Transmitted to EDS as 0171415 on 01/30/02 at 17:28:25 CST

FDIC Certificate Number - 06559

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 2001

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.
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                          Schedule RC--Balance Sheet
                                                Dollar Amounts in Thousands   RCON     Bil| Mil |
                                     Thou
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ASSETS
1. Cash and balances due from depository institutions (from Schedule RC-A):
a. Noninterest-bearing balances and currency and coin (1)____________________________________       0081     2,454,246 1.a
b. Interest-bearing balances (2)__________________________________________________________________  0071           996 1.b
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A)____________________________________   1754             0 2.a
b. Available-for-sale securities (from Schedule RC-B, column D)__________________________________   1773     4,234,882 2.b
3. Federal funds sold and securities purchased under agreements to resell_________________________  1350     1,165,068 3
4. Loans and lease financing receivables (from Schedule RC-C):
a. Loans and leases held for sale__________________________________________________________________ 5369     1,410,565 4.a
b. Loans and leases, net of unearned income _______________________________________________________ B528    32,185,848 4.b
c. LESS: Allowance for loan and lease losses ______________________________________________________ 3123       661,727 4.c
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)___________________   B529    31,524,121 4.d
5. Trading assets (from Schedule RC-D)____________________________________________________________  3545        55,598 5
6. Premises and fixed assets (including capitalized leases)________________________________________ 2145       306,415 6
7. Other real estate owned (from Schedule RC-M)___________________________________________________  2150        50,907 7
8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)_______  2130       598,033 8
9. Customers' liability to this bank on acceptances outstanding___________________________________  2155             0 9
10. Intangible assets
a. Goodwill_______________________________________________________________________________________  3163        53,777 10.a
b. Other intangible assets (from Schedule RC-M)___________________________________________________  0426        21,622 10.b
11. Other assets (from Schedule RC-F)_____________________________________________________________  2160     1,877,808 11
12. Total assets (sum of items 1 through 11)______________________________________________________  2170    43,745,038 12
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

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Bank One, NA FFIEC 041
Legal Title of Bank RC-2

Transmitted to EDS as 0171415 on 01/30/02 at 17:28:25 CST

FDIC Certificate Number - 06559 11

Schedule RC - Continued
                                                                 Dollar Amounts in Thousands        RCON        Bil |
                                  Mil | Thou
LIABILITIES
13. Deposits:
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)______________________  2200    15,979,689 13.a
(1) Noninterest-bearing (1) ______________________________________________________________________  6631     5,688,443 13.a.1
(2) Interest-bearing _____________________________________________________  6636 10,291,246  13.a.2
b. Not applicable
14. Federal funds purchased and securities sold under agreements to repurchase____________________  2800    11,623,937 14
15. Trading liabilities (from Schedule RC-D)__________________________________________________      3548        75,009 15
16. Other borrowed money (includes mortgage indebtedness and obligations under
capitalized leases) (from Schedule RC-M): ________________________________________________________  3190    10,527,632 16
17. Not applicable
18. Bank's liability on acceptances executed and outstanding____________________________________    2920             0 18
19. Subordinated notes and debentures(2) _______________________________________________________    3200     1,650,000 19
20. Other liabilities (from Schedule RC-G)______________________________________________________    2930       930,422 20
21. Total liabilities (sum of items 13 through 20)______________________________________________    2948    40,795,689 21
22. Minority interest in consolidated subsidiaries______________________________________________    3000       300,277 22
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus______________________________________________     3838             0 23
24. Common stock_______________________________________________________________________________     3230       127,044 24
25. Surplus (exclude all surplus related to preferred stock)___________________________________     3839     1,596,729 25
26. a. Retained earnings_______________________________________________________________________     3632       951,594 26.a
b. Accumulated other comprehensive income (3)__________________________________________________     B530       (26,295)26.b
27. Other equity capital components (4) _______________________________________________________     A130             0 27
28. Total equity capital (sum of items 23 through 27)____________________________________________   3210     2,649,072 28
29. Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)_______   3300    43,745,038 29
Memorandum
To be reported with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the
most comprehensive level of auditing work performed for the bank by independent external            RCON Number
auditors as of any date during 2000_______________________________________________________________  6724         N/A    M.
1
1 = Independent audit of the bank conducted in accordance               4 = Directors' examination of the bank conducted
with generally accepted auditing standards by a certified                   in accordance with generally accepted auditing
public accounting firm which submits a report on the bank                   standards by a certified public accounting firm
2 = Independent audit of the bank's parent holding company                  (may be required by state chartering authority)
conducted in accordance with generally accepted auditing                5 = Directors' examination of the bank performed by
standards by a certified public accounting firm which                       other external auditors (may be required by
submits a report on the consolidated holding company (but                   state chartering authority)
not on the bank separately)                                             6 = Review of the bank's financial statements by
3 = Attestation on bank management's assertion on the                       external auditors
effectiveness of the bank's internal control over financial             7 = Compilation of the bank's financial statements by
reporting by a certified public accounting firm                             external auditors
                                                                        8 = Other audit procedures (excluding tax preparation
                                                                            work)
                                                                        9 = No external audit work

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.
(3) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.
(4) Includes treasury stock and unearned Employee Stock Ownership Plan shares.



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